                                                                     EXHIBIT 2.2

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                               NETCENTIVES INC.,

                    CORRESPONDENCE ACQUISITION CORPORATION

                                      AND

                           POST COMMUNICATIONS, INC.

                               February 15, 2000

                               TABLE OF CONTENTS
                                                                                         Page
                                                                                         ----
SECTION 1 - THE MERGER....................................................................  1
      1.1   The Merger....................................................................  1
      1.2   Closing; Effective Time.......................................................  1
      1.3   Effect of the Merger..........................................................  2
      1.4   Certificate of Incorporation; Bylaws..........................................  2
      1.5   Directors and Officers........................................................  2
      1.6   Effect on Capital Stock.......................................................  2
      1.7   Surrender of Certificates.....................................................  5
      1.8   No Further Ownership Rights in Target Capital Stock...........................  7
      1.9   Tax Consequences..............................................................  7
      1.10  Taking of Necessary Action; Further Action....................................  7
      1.11  Withholding...................................................................  7
      1.12  Lost, Stolen or Destroyed Certificates........................................  8
      1.13  Exemption from Registration; California Permit................................  8
      1.14  Restrictions on Transfer......................................................  8

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF TARGET......................................  8
      2.1   Organization; Subsidiaries....................................................  9
      2.2   Certificate of Incorporation and Bylaws.......................................  9
      2.3   Capital Structure.............................................................  9
      2.4   Authority..................................................................... 10
      2.5   No Conflicts; Required Filings and Consents................................... 10
      2.6   Financial Statements.......................................................... 11
      2.7   Absence of Undisclosed Liabilities............................................ 11
      2.8   Absence of Certain Changes.................................................... 11
      2.9   Litigation.................................................................... 13
      2.10  Restrictions on Business Activities........................................... 13
      2.11  Permits....................................................................... 13
      2.12  Title to Property............................................................. 13
      2.13  Intellectual Property......................................................... 14
      2.14  Environmental Matters......................................................... 16
      2.15  Taxes......................................................................... 16
      2.16  Employee Benefit Plans........................................................ 19
      2.17  Employee Matters.............................................................. 21
      2.18  Material Contracts............................................................ 22
      2.19  Interested Party Transactions................................................. 23
      2.20  Insurance..................................................................... 23
      2.21  Compliance With Laws.......................................................... 24
      2.22  Minute Books.................................................................. 24
      2.23  Complete Copies of Materials.................................................. 24
      2.24  Brokers' and Finders' Fees.................................................... 24
      2.25  Vote Required................................................................. 24

                               TABLE OF CONTENTS
                                  (continued)
                                                                                         Page
                                                                                         ----
      2.26  Board Approval................................................................ 24
      2.27  Accounts Receivable........................................................... 24
      2.28  Customers and Suppliers....................................................... 24
      2.29  Third Party Consents.......................................................... 25
      2.30  Business Plan................................................................. 25
      2.31  Representations Complete...................................................... 25

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB..................... 25
      3.1   Organization, Standing and Power.............................................. 25
      3.2   Authority..................................................................... 26
      3.3   Capital Structure............................................................. 26
      3.4   No Conflict; Required Filings and Consents.................................... 27
      3.5   Acquiror Common Stock......................................................... 27
      3.6   SEC Documents; Financial Statements........................................... 28
      3.7   Litigation.................................................................... 28

SECTION 4 - ADDITIONAL AGREEMENTS......................................................... 28
      4.1   Conduct of Business of Target................................................. 30
      4.2   No Solicitation............................................................... 31
      4.3   Preparation of Permit Application............................................. 31
      4.4   Preparation of Information Statement.......................................... 32
      4.5   Written Consent of Stockholders............................................... 32
      4.6   Access to Information......................................................... 33
      4.7   Confidentiality............................................................... 33
      4.8   Public Disclosure............................................................. 33
      4.9   Consents; Cooperation......................................................... 34
      4.10  Affiliate Agreements.......................................................... 34
      4.11  Employment and Non-Competition Agreements..................................... 34
      4.12  Board of Directors of Acquiror................................................ 34
      4.13  Legal Requirements............................................................ 35
      4.14  Registration Statement on Form S-8............................................ 35
      4.15  Expenses...................................................................... 35
      4.16  Indemnification............................................................... 35
      4.17  Tax-Free Reorganization....................................................... 35
      4.18  Listing of Additional Shares.................................................. 35
      4.19  Employee Benefits............................................................. 35
      4.20  Restrictions on Transfer...................................................... 36
      4.21  Best Efforts and Further Assurances........................................... 36

SECTION 5 - CONDITIONS TO THE MERGER...................................................... 36
      5.1   Conditions to Obligations of Each Party to Effect the Merger.................. 36
      5.2   Additional Conditions to Obligations of Target................................ 37
      5.3   Additional Conditions to the Obligations of Acquiror and Merger Sub........... 38

                               TABLE OF CONTENTS
                                  (continued)
                                                                                         Page
                                                                                         ----
SECTION 6 - TERMINATION, AMENDMENT AND WAIVER............................................. 40
      6.1   Termination................................................................... 40
      6.2   Effect of Termination......................................................... 41
      6.3   Amendment..................................................................... 41
      6.4   Extension; Waiver............................................................. 41

SECTION 7 - ESCROW AND INDEMNIFICATION.................................................... 41
      7.1   Survival of Representations and Warranties.................................... 41
      7.2   Escrow Fund................................................................... 42
      7.3   Indemnification............................................................... 43
      7.4   Escrow Period................................................................. 43
      7.5   Distributions; Voting......................................................... 43
      7.6   Method of Asserting Claims.................................................... 43
      7.7   Representative of the Stockholders; Power of Attorney......................... 43
      7.8   Adjustment to Escrow.......................................................... 44

SECTION 8 - GENERAL PROVISIONS............................................................ 44
      8.1   Notices....................................................................... 44
      8.2   Interpretation................................................................ 45
      8.3   Counterparts.................................................................. 45
      8.4   Entire Agreement; Nonassignability; Parties in Interest....................... 45
      8.5   Severability.................................................................. 45
      8.6   Remedies Cumulative........................................................... 46
      8.7   Governing Law................................................................. 46
      8.8   Rules of Construction......................................................... 46
      8.9   Amendments and Waivers........................................................ 46


EXHIBITS
--------
Exhibit A  - Certificate of Merger
Exhibit B  - Affiliate Agreement
Exhibit C  - Voting Agreement
Exhibit D  - Irrevocable Proxy
Exhibit E  - Employment Agreement
Exhibit F1 - Legal Opinion from Acquiror's Counsel
Exhibit F2 - Legal Opinion from Target's Counsel
Exhibit G  - Escrow Agreement
Exhibit H  - Registration Rights Agreement
Exhibit I1 - FIRPTA Notice
Exhibit I2 - FIRPTA Transmittal Letter

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This Agreement and Plan of Reorganization (the "Agreement") is made and
                                                     ---------
entered into as of February 15, 2000, by and among Netcentives Inc., a Delaware corporation ("Acquiror"), Correspondence Acquisition Corporation, a Delaware
              --------
corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and Post
              ----------
Communications, Inc., a Delaware corporation ("Target").
                                               ------


                                   RECITALS
                                   --------

     A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the merger of Merger Sub with and into Target with Target as the surviving corporation (the "Merger") and, in furtherance thereof, have approved
                            ------
the Merger. Pursuant to the Merger, among other things, the outstanding shares of capital stock of Target (the "Target Capital Stock") shall be converted into
                                 --------------------
shares of the Common Stock of Acquiror (the "Acquiror Common Stock"), at the
                                             ---------------------
rates set forth herein.

     B. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a
                       ----
reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

                            SECTION 1 - THE MERGER

     1.1  The Merger At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the
                             ---------       ---------------------
applicable provisions of the Delaware General Corporation Law ("Delaware Law"),
                                                                ------------
Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. Target, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."
                                                     ---------------------

     1.2  Closing; Effective Time.  The closing of the transactions
          -----------------------
contemplated by this Agreement (the "Closing") shall take place as soon as
                                     -------
practicable after the satisfaction or waiver of each of the conditions set forth in Section 5 hereof or at such other time as the parties hereto agree (the

"Closing Date").  As soon as practicable following Closing, the parties shall
 ------------
cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time"). The Closing shall take place at the offices
                  --------------
of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, or at such other location as the parties agree.

     1.3  Effect of the Merger.  At the Effective Time, the effect of the
          --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation, provided, however, that the name of the Surviving Corporation will be "Post Communications, Inc."

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     1.5  Directors and Officers.  At the Effective Time, the directors of
          ----------------------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     1.6  Effect on Capital Stock.  By virtue of the Merger and without any
          -----------------------
action on the part of Merger Sub, Target or any of their respective stockholders, the following shall occur at the Effective Time:

          (a)  Conversion of Target Capital Stock.  Each of the issued and
               ----------------------------------
outstanding shares of Common Stock of Target, par value $0.0001 per share (the

"Target Common Stock"), Series A Preferred Stock of Target, par value $0.0001
 -------------------
per share, Series B Preferred Stock of Target, par value $0.0001 per share, and Series C Preferred Stock of Target, par value $0.0001 per share (collectively, the "Target Preferred Stock") issued and outstanding immediately prior to the
     ----------------------
Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Section 262 of Delaware Law (and, if Target is subject to Section 2115 of the California Corporations Code, such rights as may be granted to such persons in Chapter 13 of the California Corporations Code) ("Dissenting Shares")) shall be converted into the right to
                     -----------------
receive that fraction of Acquiror Common Stock as shall equal the Stock Exchange Ratio (as defined below)

(the "Merger Consideration"). All shares of Target Capital Stock, when so
      --------------------
converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 1.7, without interest.

          (b)  Cancellation of Target Capital Stock Owned by Acquiror or Target.
               ----------------------------------------------------------------
At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

          (c)  Target Stock Options.
               --------------------

               (i)   All options to purchase Target Common Stock (the "Target
                                                                       ------
Options") issued and outstanding (whether or not exercisable, whether or not
-------
vested, and whether or not performance-based) under the Target 1997 Stock Plan, as amended and the Target 2000 Stock Plan (the "Target Stock Option Plans"),
                                                -------------------------
shall remain outstanding following the Effective Time. Section 1.6(c) of the Target Disclosure Schedule hereto sets forth a true and complete list as of the date of this Agreement of all holders of Target Capital Stock and outstanding options under the Target Stock Option Plans, including the number of shares of Target Capital Stock subject to each option, the exercise or vesting schedule applicable to each share and/or option, the exercise price applicable to each option, the term of each such option and the purchase date of each such share.

               (ii) At the Effective Time, the Target Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Acquiror in accordance with this Section 1.6(c). Each such Target Option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans immediately prior to the Effective Time, except that (i) such Target Option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such Target Option immediately prior to the Effective Time multiplied by the Stock Exchange Ratio, rounded down to the nearest whole number of shares of Acquiror Common Stock and
(ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such Target Option was exercisable immediately prior to the Effective Time by the Stock Exchange Ratio, rounded up to the nearest whole cent.

               (iii) Except as set forth on Section 1.6(c) of the Target Disclosure Schedule, Target has not taken, and shall not take, any action that would result in the accelerated vesting or exercisability of Target Options as a consequence of the execution of, or consummation of the transactions contemplated by, this Agreement.

               (iv) It is the intention of the parties that the Target Options assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Target Options qualified as incentive stock options prior to the Effective Time. Promptly following the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of a Target Option under the Target Stock Option Plans, a written document evidencing the foregoing assumption of such option by Acquiror.

          (d)  Target Warrants.  At the Effective Time all outstanding warrants
               ---------------
to purchase Target Capital Stock that do not expire by their terms at or prior to the Effective Time (the "Target Warrants") shall, by virtue of the Merger, be
                            ---------------
assumed by Acquiror in accordance with this Section 1.6(d). Each such Target Warrant so assumed by Acquiror shall continue to have, and be subject to, the same terms and conditions in place immediately prior to the Effective Time, except that (i) such Target Warrant will be exercisable for that number of shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock, or Target Preferred Stock, that were issuable upon exercise of such Target Warrant immediately prior to the Effective Time multiplied by the Stock Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed warrant will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock, or Target Preferred Stock, at which such Target Warrant was exercisable immediately prior to the Effective Time by the Stock Exchange Ratio, rounded down to the nearest whole cent.

          (e)  Capital Stock of Merger Sub. At the Effective Time, each share of
               ---------------------------
Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding
                             -----------------------
immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f)  Dissenters' Rights.  Any Dissenting Shares shall not be converted
               ------------------
into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law (and, if Target is subject to Section 2115 of the California Corporations Code, such rights as may be granted to Target shareholders in Chapter 13 of the California Corporations Code). Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law (and, if applicable, the California Corporations Code), it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law (and, if applicable, the California Corporations Code), becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such holder of certificate or certificates representing shares of Target Capital Stock, the number of shares of Acquiror Common Stock to which such holder would otherwise be entitled under this Section 1.6 and the Certificate of Merger less the number of shares allocable to such holder, if any, that have been deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to Section 6 below.

          (g)  Fractional Shares.  No fraction of a share of Acquiror Common
               -----------------
Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $60.49 (the "Closing Price").
                                               -------------

          (h)  Definitions.  For purposes of this Agreement, the terms set forth
               -----------
below shall be defined as follows:

               (i)  The "Stock Exchange Ratio" shall be equal to the quotient
                         --------------------
obtained by dividing (A) 6,282,290 (the "Total Acquiror Shares") by (B) the
                                         ---------------------
Target Fully Diluted Shares Outstanding.

               (ii) The "Target Fully Diluted Shares Outstanding" shall equal
                         ---------------------------------------
the sum of (1) the total number of shares of Target Common Stock issued and outstanding immediately prior to the Effective Time, plus (2) the total number of shares of Target Common Stock issuable upon conversion of Target Preferred Stock issued and outstanding immediately prior to the Effective Time, plus (3) the maximum number of shares of Target Common Stock issuable upon exercise or conversion of all other options, warrants and securities exercisable for, convertible into or exercisable for securities convertible into, Target Common Stock outstanding or committed for issuance immediately prior to the Effective Time, including, without limitation, the Target Options.

          (i)  Adjustment to Exchange Ratio.  The Stock Exchange Ratio shall be
               ----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  American Stock Transfer and Trust shall act as
               --------------
exchange agent (the "Exchange Agent") in the Merger.
                     --------------

          (b)  Acquiror to Provide Common Stock and Cash.  Promptly after the
               -----------------------------------------
Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Section 1, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to
Section 1.6(a) less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund")
                                    -----------
pursuant to the requirements of Section 7 and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g).

          (c)  Exchange Procedures.  Within ten (10) business days after the
               -------------------
Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which
                                                        ------------
immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 7 below, if any, with appropriate legends affixed thereto and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 6 below, Acquiror shall cause to be deposited with the Escrow Agent (as defined in Section 6 below) a certificate or certificates representing 628,229 shares of Acquiror Common Stock which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section
1.7 (the "Initial Escrow Shares").  Such shares shall be beneficially owned by
          ---------------------
such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Section 7 below. To the extent not used for such purposes, such shares shall be released, all as provided in
Section 7 below.

          (d)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e)  Dissenting Shares.  The provisions of this Section 1.7 shall also
               -----------------
apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

          (f)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time payable (but for the provisions of this Section 1.7(f)) with respect to such shares of Acquiror Common Stock.

          (g)  Transfers of Ownership. If any certificate for shares of Acquiror
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such issuance that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

     1.8  No Further Ownership Rights in Target Capital Stock.  All shares of
          ---------------------------------------------------
Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

     1.9  Tax Consequences.  It is intended by the parties that the Merger
          ----------------
shall constitute a reorganization within the meaning of Section 368 of the Code.

     1.10 Taking of Necessary Action; Further Action.  If at any time after
          ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

     1.11 Withholding.  Each of the Surviving Corporation and Acquiror shall
          -----------
be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable state, local or foreign tax laws. To the extent that amounts are so withheld by the Surviving Corporation or Acquiror, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made by the Surviving Corporation or Acquiror, as the case may be.

     1.12  Lost, Stolen or Destroyed Certificates.  In the event any
           --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its reasonable discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.13  Exemption from Registration; California Permit.  The parties hereto
           ----------------------------------------------
expect that the shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of Section
                                         --------------
3(a)(10) thereof, and that the issuance of the Acquiror Common Stock and Acquiror's assumption of the Target Stock Option Plans hereunder will be qualified under the securities laws of the State of California pursuant to
Section 25121 thereof, after a fairness hearing (the "Fairness Hearing") has
                                                      ----------------
been held pursuant to the authority granted by Section 25142 of such law. Each of Acquiror, Merger Sub and Target shall use their respective best efforts (a) to file an application for such hearing and qualification as soon as reasonably practicable after the date of this Agreement and (b) to obtain such qualification.

     1.14  Restrictions on Transfer.  The parties hereto hereby agree that the
           ------------------------
Acquiror Common Stock to be issued in connection with the Merger will be subject to restrictions on transfer, (a) as imposed by Rule 145 under the Securities Act, (b) as set forth in Section 4.20 hereof, and (c) with respect to the Affiliates (as defined below), as set forth in the Affiliate Agreement (as defined below).

             SECTION 2 - REPRESENTATIONS AND WARRANTIES OF TARGET

     In this Agreement, any reference to a "Material Adverse Effect" with
                                            -----------------------
respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other related adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

     In this Agreement, any reference to a party's "knowledge" means such
                                                    ---------
party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in questions.

     Except as disclosed in a document dated as of the date of this Agreement and delivered by Target to Acquiror immediately prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target represents and
                        --------------------------
warrants to Acquiror and Merger Sub as follows:

     2.1  Organization; Subsidiaries.  Target is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of its jurisdiction of organization. Target has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on Target. Target is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Target. Target has no subsidiaries and does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

     2.2  Certificate of Incorporation and Bylaws.  Target has delivered a
          ---------------------------------------
true and correct copy of the Certificate of Incorporation and Bylaws of Target, each as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

     2.3  Capital Structure.  The authorized capital stock of Target consists
          -----------------
of (a) 60,000,000 shares of Common Stock, 4,632,940 of which are issued and outstanding as of the date hereof, and (b) 30,000,000 shares of Preferred Stock,
(i) 3,000,000 of which have been designated Series A Preferred Stock, 2,681,289 of which are issued and outstanding as of the date hereof, (ii) 5,450,000 of which have been designated Series B Preferred Stock, 4,714,018 of which are issued and outstanding as of the date hereof, and (iii) 4,250,000 of which have been designated Series C Preferred Stock, 3,787,500 of which are issued and outstanding as of the date hereof. Target has reserved (a) 161,093 shares of Series A Preferred Stock, 689,346 shares of Series B Preferred Stock and 100,000 shares of Series C Preferred Stock for issuance upon the exercise of warrants outstanding as of the date hereof, and (b) 4,708,305 shares of Common Stock for issuance under the Target Stock Option Plans, (i) 728,125 of which are subject to outstanding options, 2,876,799 of which have been issued upon the exercise of options, and 873,909 of which remain available for future issuance. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the

Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. All outstanding shares of and options and/or warrants to purchase shares of Target Common Stock and Target Preferred Stock were issued in compliance with all applicable federal and state securities laws. There are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target is a party or by which Target is bound relating to the issued or unissued capital stock of Target or obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 2.3 of the Target Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to Target's knowledge, between or among any of Target's stockholders. The terms of the Target Stock Option Plans permit the assumption or substitution of options to purchase Acquiror Common Stock as provided in this Agreement, with the approval of the Board of Directors of Target without the consent or approval of the holders of such securities, the Target stockholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans have been made available to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror.

     2.4  Authority.  Target has all requisite corporate power and authority
          ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target subject to the approval of the Merger by Target's stockholders. Target's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Target and assuming due authorization, execution and delivery by Acquiror and Merger Sub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

     2.5  No Conflicts; Required Filings and Consents.
          -------------------------------------------

          (a) The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target, as amended, including certificates of designation or other documents defining the rights and preferences of the Target Capital Stock, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is
                                                  -------------------
required by or with respect to Target in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in
Section 1.2 and by Delaware Law, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the
                                                      ------------
Securities Act, applicable state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (iv) such
                                                        ---
other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     2.6  Financial Statements.  Section 2.6 of the Target Disclosure Schedule
          --------------------
is a complete copy of Target's audited financial statements as of the end of and for each of the fiscal years ended December 31, 1997 and 1998, (collectively, the "Audited Financial Statements") and Target's unaudited financial statements
     ----------------------------
as of and for the fiscal year ended December 31, 1999 (the "Unaudited Financial
                                                            -------------------
Statements" and collectively with the Audited Financial Statements the
----------
"Financial Statements").  The Financial Statements have been prepared in
 --------------------
accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not have notes thereto. The Financial Statements fairly present in the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to, in the case of Unaudited Financial Statements, normal year-end audit adjustments which, individually or in the aggregate will not be material.
Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

     2.7  Absence of Undisclosed Liabilities.  Target has no material
          ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended December 31, 1999 (the "Target Balance
                                                           --------------
Sheet"), (ii) those incurred in the ordinary course of business and not required
-----
to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the date of the Target Balance Sheet and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

     2.8  Absence of Certain Changes.  Since December 31, 1999 ( the "Target
          --------------------------                                  ------
Balance Sheet Date") there has not been, occurred or arisen any:
------------------

          (a) transaction by Target except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of Target;

          (c) capital expenditure or commitment by Target, in any individual amount exceeding $50,000, or in the aggregate, exceeding $250,000;

          (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of Target (whether or not covered by insurance) which would constitute a Material Adverse Effect;

          (e) claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals) by Target or any revaluation by Target of any of its assets;

          (g) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock, except repurchases of Target Common Stock from terminated Target employees at the original per share purchase price of such shares;

          (h) increase in the salary or other compensation payable or to become payable by Target to any officers, directors, employees or advisors of Target, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Target of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in Section 2.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

          (i) sale, lease, license of other disposition of any of the assets or properties of Target, except in the ordinary course of business and not in excess of $100,000 in the aggregate;

          (j) termination or material amendment of any Material Contract (as defined below), to which Target is a party or by which it is bound;

          (k) loan by Target to any person or entity, or guaranty by Target of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (y) trade payables not in excess of $50,000 in the aggregate and in the ordinary course of business, consistent with past practices;

          (l) waiver or release of any right or claim of Target, including any write-off or other compromise of any account receivable of Target, in excess of $50,000 in the aggregate;

          (m) issuance or sale by Target of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (n) material change in pricing or royalties set or charged by Target to its customers or licensees or, in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined below) to Target;

          (o) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Company; or

          (p) agreement by Target, or any officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses
(a) through (o) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.9  Litigation.  There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or, to the knowledge of Target, investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is set forth in Section 2.9 of the Target Disclosure Schedule.

     2.10 Restrictions on Business Activities. There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon Target which Activities has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target, any acquisition of property by Target or the overall conduct of business by Target as currently conducted or as proposed to be conducted by Target. Target has not entered into any agreement under which Target is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.11 Permits. Target is in possession of all franchises, grants,
          -------
authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Target, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Authorizations") and no suspension or cancellation of any Target
      ---------------------
Authorization is pending or, to Target's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Target Authorization would not have a Material Adverse Effect on Target. To Target's knowledge, Target is not in conflict with, or in default or violation of, (i) any laws applicable to Target or by which any property or asset of Target is bound or affected, (ii) any Target Authorization, except for any such conflict, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect on Target.

     2.12 Title to Property.
          -----------------

          (a) Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the Target Balance Sheet. The property and equipment of Target that are used in the operations of its business are in good operating condition and repair, ordinary wear and tear excepted. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent United States GAAP requires the same to be reflected. Section 2.12(a) of the Target Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Target, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing are valid and effective in accordance with their respective terms and Target has received no notice under any such leases regarding any existing default by Target or event of default by Target (or event which with notice or lapse of time, or both, would constitute a default). For purposes of this Section 2.12, the words "property," "properties," "asset," and "assets" does not include Intellectual Property, which is covered in the representations contained in Section 2.13.

          (b) Section 2.12(b) of the Target Disclosure Schedule also sets forth a true, correct and complete list of all equipment valued in excess of $50,000 (the "Equipment") owned or leased by Target, and such Equipment is, taken as a
      ---------
whole, (i) reasonably adequate for the conduct of Target's business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear).

     2.13  Intellectual Property.
           ---------------------

          (a) Target is the sole and exclusive owner of (free and clear of any liens), or is licensed or otherwise possess legally enforceable exclusive rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in source code, object code form or both, as applicable), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the
           ---------------------
business of Target as currently conducted or as proposed to be conducted by Target, except to the extent that (1) such rights are related to generally commercially available products developed by third parties, or (2) the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Target.

          (b) Section 2.13 of the Target Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights, and maskworks, owned by Target and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements outside of the ordinary course of business as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are
                     ----------------------------------------
incorporated in, are, or form a part of any Target product that is material to its business, except to the extent that such rights are related to generally commercially available products developed by third parties.

          (c) To Target's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target, any trade secret material to Target or any Intellectual Property right of any third party to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or services agreement arising in the ordinary course of business.

          (d) All patents, registered trademarks, service marks and copyrights held by Target are valid and existing and there is no assertion or claim (or, to Target's knowledge, any basis therefor) challenging the validity of any Intellectual Property of Target. Neither the conduct of the business of Target as currently conducted or contemplated nor the manufacture, sale, licensing or use of any of the products of Target as now manufactured, sold or licensed or used, infringes on any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Target. All registered trademarks, service marks and copyrights held by Target are valid and existing. To Target's knowledge, no third party is challenging the ownership by Target, or the validity or effectiveness of, any of the Intellectual Property. Target has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to Target's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target, except such as may have been commenced by Target. Target is not in breach or violation of, aware of any breach or violation by any other party of, or any or threatened or actual loss of rights, under any license agreement to which Target is a party.

          (e) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

          (f) Target has taken reasonable steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Target has a
                                   ------------------------
policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Target's standard forms and all current and former employees, consultant and independent contractors of Target have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

     2.14  Environmental Matters.
           ---------------------

          (a)  The following terms shall be defined as follows:

               (i)  "Environmental and Safety Laws" shall mean any federal,
                     -----------------------------
state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

               (ii) "Hazardous Materials" shall mean any toxic or hazardous
                     -------------------
substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; radon; asbestos; and any other pollutant or contaminant

          (b) Target has complied with and is in compliance, in all material respects, with all applicable Environmental and Safety Laws, which compliance includes, but is not limited to, the possession by the Target of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where Target's failure to comply with applicable Environmental and Safety Laws have not had or would not have, individually or in the aggregate, a Material Adverse Effect on Target. Target has not received written notice of, or, to the knowledge of Target, is the subject of, any material action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law.

     2.15  Taxes.
           -----

          (a) For purposes of this Section 2.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

               (i)   The term "Taxes" shall mean all taxes, however denominated,
                               -----
including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

               (ii)  The term "Returns" shall mean all reports, estimates,
                               -------
declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed by or on behalf of Target have been duly filed on a timely basis and except to the extent that a reserve for Taxes has been reflected on the Financial Statements, in accordance with GAAP, such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and except to the extent that a reserve for Taxes has been reflected on the Financial Statements, in accordance with GAAP, no other Taxes are payable by Target with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target is contesting in good faith through appropriate proceedings. Target has not been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (c) The amount of Target's liabilities for unpaid Taxes for all periods through the date of the Financial Statements do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with generally accepted accounting principles ("GAAP") all liabilities for Taxes of Target payable after
                        ----
the date of the Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of Target has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

          (d)  Acquiror has been furnished by Target true and complete copies of
(i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Target for all periods since Target's inception.

          (e) No audit of the Returns of or including Target by a government or taxing authority is in process, threatened or, to Target's knowledge, pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of Target, and Target has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Target is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target. Target has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

          (f) Target is not (nor has it ever been) a party to any tax sharing agreement.

          (g) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Target has not agreed to, nor is it required to make, other than by reason of the Merger, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Target will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Target received the economic benefit prior to the Closing Date. Target is not and has not been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

     2.16  Employee Benefit Plans.
           ------------------------

           (a) Section 2.16 of the Target Disclosure Schedule lists, with respect to Target, and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the
                                                 ---------------
meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in
                      -----
excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section
129), life insurance or accident insurance plans, programs or arrangements,
(iii) all contracts and agreements relating to employment that provide for annual compensation in excess of $150,000 and all severance agreements, with any of the directors, officers or employees of Target (other than, in each case, any such contract or agreement that is terminable by the Company at will or without penalty or other adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target
                                                                     ------
Employee Plans").
--------------

           (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

           (c) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person.
There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect. Each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans. Neither Target nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans. All material contributions required to be made by Target or any ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years. With respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred. No Target Employee Plan is covered by, and neither Target nor ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employee's withdrawal from, any Target Employee Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability, or under Section 412 of the Code. Target has not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, (the "WARN Act")and no fact or
                                                     --------
event exists that could give rise to liability under such act. No compensation paid or payable to any employee of Target has been, or will be, non-deductible by reason of application of Section 162(m) of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the
                                                         -----
proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

           (e) Each of the plans, agreements or arrangements can be terminated by Target within a period of 30 days following the Effective Time, without payment of any additional material amounts or the additional vesting or acceleration of any such benefits.

           (f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, (ii) materially increase any benefits otherwise payable by Target or (iii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

           (g) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, or any other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

           (h) No benefit payable or which may become payable by the Company pursuant to any Target Employee Plan or as a result of or arising under this Agreement will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of
Section 280G of the Code. The Company is not a party to any: (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of the Merger or any of the other transactions contemplated by this Agreement, the Certificate of Merger or any other Agreement attached as an exhibit hereto, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement, the Certificate of Merger or any other Agreement attached as an exhibit hereto, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Certificate of Merger or any other Agreement attached as an exhibit hereto.

     2.17  Employee Matters.  Target is in compliance in all material respects
           ----------------
with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the knowledge of Target, threatened, between Target and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Target is not a party to any collective bargaining agreement or other labor unions contract nor does Target know of any activities or proceedings of any labor union or other group to organize any such employees.

     2.18  Material Contracts.
           ------------------

           (a) Subsections (i) through (viii) of Section 2.18(a) of the Target Disclosure Schedule contain a list of all contracts and agreements to which Target is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target (such contracts, agreements and arrangements as are required to be set forth in Section 2.18(a) of the Target Disclosure Schedule being referred to herein collectively as the "Material
                                                                  --------
Contracts").  Material Contracts shall include, without limitation, the
---------
following and shall be categorized on Section 2.18(a) of the Target Disclosure Schedule as follows:

                (i) each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than 1 year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Target under the terms of which Target: (A) paid or otherwise gave consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by Target without penalty or further payment of less than $50,000;

                (ii) each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Target is a party which (A) involved consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Target without penalty or further payment of less than $50,000;

                (iii) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements to which Target is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which Target is a party which: (1) involved consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (2) are likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, or (3) are likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract;

                (iv) all management contracts with independent contractors or consultants (or similar arrangements) to which Target is a party and which (A) involved consideration or more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (B) are likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, or (C) are likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract;

                (v) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which Target has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Target has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, to secure indebtedness;

                (vi) all contracts and agreements between or among Target, on the one hand, and any affiliate of Target, on the other hand:

                (vii) all contracts and agreements to which Target is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

                (viii) all other contracts or agreements (A) which are material to Target or the conduct of its businesses, (B) the absence of which would have a Material Adverse Effect on Target, or (C) which are believed by Target to be of unique value even though not material to the business of Target.

           (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Target, each Material Contract is a legal, valid and binding agreement, and Target is not in default under any of the Material Contracts and none of the Material Contracts has been cancelled by the other party; Target is not in receipt of any claim of default under any such agreement; and Target does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Target has furnished Acquiror with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

     2.19  Interested Party Transactions.  Target is not indebted to any
           -----------------------------
director, officer, employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target.

     2.20  Insurance.  Target has policies of insurance and bonds of the type
           ---------
and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.21  Compliance With Laws.  Target has complied with, is not in violation
           --------------------
of, and have not received any notices of violation with respect to, any material federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target.

     2.22  Minute Books.  The minute books of Target made available to Acquiror
           ------------
contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.23  Complete Copies of Materials.  Target has delivered or made available
           ----------------------------
true and copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

     2.24  Brokers' and Finders' Fees.  Target has not incurred, nor will it
           --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transactions contemplated hereby.

     2.25  Vote Required.  The affirmative vote of (i) the holders of a majority
           -------------
of the outstanding Target Common Stock and (ii) the holders of a majority of the outstanding Target Preferred Stock is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.26  Board Approval.  The Board of Directors of Target has unanimously (i)
           --------------
approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

     2.27  Accounts Receivable.
           -------------------

           (a) Target has made available to Acquiror a list of all accounts receivable of Target reflected on the Financial Statements ("Accounts
                                                             --------
Receivable") along with a range of days elapsed since invoice.
----------

           (b) All Accounts Receivable of Target arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     2.28  Customers and Suppliers.  As of the date hereof, no customer which
           -----------------------
individually accounted for more than 5% of Target's gross revenues during the 12-month period preceding the date hereof, and no material supplier of Target, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after the Target Balance Sheet Date decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

     2.29  Third Party Consents. No consent or approval is needed from any third
           --------------------
party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

     2.30  Business Plan.  The Business Plan of Target dated January 2000 (the
           -------------
"Business Plan") previously delivered to Acquiror has been prepared in good
 -------------
faith by Target and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, Target represents only that such projections were prepared in good faith and that Target reasonably believes there is a reasonable basis for such projections.

     2.31  Representations Complete.  None of the representations or warranties
           ------------------------
made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

    SECTION 3 - REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB-

     Except as disclosed in a document dated as of the date of this Agreement and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub hereby jointly and
      ----------------------------
severally represent and warrant to Target as follows:

     3.1   Organization, Standing and Power.  Each of Acquiror and Merger Sub is
           --------------------------------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of

Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor any of its subsidiaries is in violation of any material provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

     3.2  Authority.  Acquiror and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms.

     3.3  Capital Structure.  As of the date hereof, the authorized capital
          -----------------
stock of Acquiror consists of 100,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value. As of the close of business on January 31, 2000, no shares of Preferred Stock of Acquiror were issued and outstanding and 32,379,776 shares of Acquiror Common Stock were outstanding. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after January 31, 2000 upon the exercise of options issued under the Acquiror 1996 Stock Option Plan. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.001 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business on January 31, 2000, Acquiror had reserved an aggregate of 9,296,400 shares of Common Stock for issuance, to employees, directors and independent contractors pursuant to the Acquiror 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and 1999 Directors' Stock Option Plan, 696,611 of which were issued and outstanding. Except for outstanding warrants to purchase 40,448 shares of Acquiror Common Stock, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     3.4  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of appropriate merger documents as required by Delaware Law, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD")
                                                                       ----
within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under HSR, and (v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

     3.5  Acquiror Common Stock.  The shares of Acquiror Common Stock to be
          ---------------------
issued to the stockholders of Target pursuant to the Merger and this Agreement are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of Acquiror Common Stock pursuant to the Merger will transfer to the stockholders of Target valid title to such shares of Acquiror Common Stock, free and clear of all liens, encumbrances, security interests, charges, restrictions or other similar encumbrances or defects in title.

     3.6  SEC Documents; Financial Statements.
          -----------------------------------

          (a) Acquiror has filed all forms, reports and documents required to be filed by Acquiror with the SEC since October 13, 1999 (collectively, the "Acquiror SEC Documents") and, prior to the Effective Time, Acquiror will have
 ----------------------
furnished Target with true and complete copies of any additional forms, reports and documents filed with the SEC by Acquiror prior to the Effective Time. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document.

          (b) The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial
                                                      ------------------
Statements") were complete and correct in all material respects as of their
----------
respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-Q as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

     3.7  Litigation.  There is no action, suit, proceeding or investigation
          ----------
pending or, to the Company's knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any Material Adverse Effect on the assets, condition or affairs of the Company. There is no action, suit proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                      SECTION 4 - ADDITIONAL AGREEMENTS

     4.1  Conduct of Business of Target.  During the period from the date of
          -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when (due subject to (i) good faith disputes over such debts or Taxes and (ii) Acquiror's consent to the filing of material Tax Returns, if applicable), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of (x) any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect and (y) any material change in its capitalization as set forth in Section
2.3. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Target Disclosure Schedule, Target, shall not do, cause or permit any of the following, without the prior written consent of Acquiror:

          (a)  Charter Documents.  Cause or permit any amendments to its
               -----------------
Certificate of Incorporation or Bylaws;

          (b)  Dividends; Changes in Capital Stock. Declare or pay any dividends
               -----------------------------------
on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

          (c)  Material Contracts.  Enter into any material contract or
               ------------------
commitment, or violate, amend or otherwise modify or waive any of the terms of any of Target's material contracts, other than in the ordinary course of business consistent with past practice;

          (d)  Issuance of Securities.  Other than (i) the issuance of stock
               ----------------------
options to employees pursuant to the Target Stock Option Plans, in the ordinary course of business consistent with past practice, (ii) the issuance of Target Common Stock upon the exercise of options outstanding under the Target Stock Option Plans or the conversion of Target Preferred Stock, or (iii) the issuance of Target Preferred Stock or Target Common Stock upon the exercise of warrants outstanding as of the date hereof, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of Target's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (e)  Intellectual Property.  Transfer to any person or entity any
               ---------------------
rights to Target's Intellectual Property other than in the ordinary course of business consistent with past practice;

          (f)  Exclusive Rights.  Enter into or amend any agreements pursuant to
               ----------------
which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Target's products or technology;

          (g)  Dispositions.  Sell, lease, license or otherwise dispose of or
               ------------
encumber any of Target's properties or assets which are material, individually or in the aggregate, to Target's business, taken as a whole;

          (h)  Indebtedness.  Incur any indebtedness for borrowed money, enter
               ------------
into any operating lease, or cause Target to guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others, in any case in excess of $100,000;

          (i)  Payment of Obligations. Cause Target to pay, discharge or satisfy
               ----------------------
in an amount in excess of $50,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements or expenses authorized under
Section 4.15;

          (j)  Capital Expenditures.  Cause Target to make any capital
               --------------------
expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

          (k)  Insurance. Materially reduce the amount of any material insurance
               ---------
coverage provided by existing insurance policies relating to the business, assets or liabilities of Target;

          (l)  Termination or Waiver.  Terminate or waive any right of
               ---------------------
substantial value to Target;

          (m)  New Hires; Pay Increases.  Cause Target to adopt or amend any
               ------------------------
employee benefit or stock purchase or option plan, or hire any new vice president level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of Target's employees;

          (n)  Severance Arrangements.  Cause Target to grant any severance or
               ----------------------
termination pay (i) to any director or officer of Target or (ii) to any other employee of Target except grants which are made in the ordinary course of business in accordance with Target's standard past practice;

          (o)  Lawsuits.  Commence a lawsuit other than for the routine
               --------
collection of bills;

          (p)  Acquisitions.  Cause Target to acquire or agree to acquire by
               ------------
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Target's business, taken as a whole;

          (q)  Taxes.  Other than in the ordinary course of business, make or
               -----
change any material election in respect of Taxes relating to Target, adopt or change any accounting method in respect of Taxes relating to Target or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes relating to Target;

          (r)  Revaluation.  Revalue any of Target's assets, including without
               -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (s)  Other.  Agree in writing or otherwise to take, any of the actions
               -----
described in Sections 4.1(a) through (r) above, or any action which would make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect, or prevent it from performing or cause it not to perform Target's covenants hereunder.

     4.2  No Solicitation.  Target and the officers, directors, employees or
          ---------------
other agents of Target will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target to, or afford access to the properties, books or records of Target to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of
                -----------------

Target determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to stockholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors, and such actions shall not be considered a breach of this Section 4.2 or any other provisions of this Agreement; provided, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal, provided, however, that the Board of Directors of
                               -----------------
Target may endorse a Takeover Proposal if, after consultation with outside legal counsel, it reasonably believes it would be a breach of fiduciary duty not to endorse such Takeover Proposal. Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or for access to the properties, books or records of Target by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice or request. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any
            -----------------
indication of interest in, a merger or other business combination involving Target or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target, other than the transactions contemplated by this Agreement.

     4.3  Preparation of Permit Application.  As soon as practicable after the
          ---------------------------------
execution of this Agreement, Acquiror shall prepare, with the cooperation of Target, an application for qualification of Securities pursuant to Section 25121 of the California Corporations Code (the "Permit Application"). Acquiror and
                                          ------------------
Target shall each use reasonable commercial efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Acquiror shall not include in the Permit Application any information with respect to Target or its affiliates or associates, the form and content of which information shall not have been approved by Target prior to such inclusion.

     4.4  Preparation of Information Statement.  As soon as practicable after
          ------------------------------------
the execution of this Agreement, Target shall prepare, with the cooperation of Acquiror, an Information Statement for the shareholders of Target to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Acquiror

Common Stock to be received by the holders of Target Capital Stock in the Merger. Acquiror and Target shall each use its best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Target that the Target shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target provided that such recommendation may not be included or may be withdrawn if previously included if Target's Board of Directors believes in good faith that a Superior Proposal has been made and, upon written advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

     4.5  Written Consent of Stockholders. Target shall promptly after the date
          -------------------------------
hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to solicit and obtain the written consent of the stockholders of Target on a date directly after the issuance of the permit described in Section 4.3, above.

     4.6  Access to Information.
          ---------------------

          (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     4.7  Confidentiality.  The parties acknowledge that Acquiror and Target
          ---------------
have previously executed a non-disclosure agreement dated February 1, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     4.8  Public Disclosure.  Unless otherwise permitted by this Agreement,
          -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

     4.9  Consents; Cooperation.
          ---------------------

          (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use its best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

          (b) Each of Acquiror and Target shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond May 31, 2000. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

           (c)  Notwithstanding anything to the contrary in Section 5.6(a) or
(b), neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or of Acquiror combined with the Surviving Corporation after the Effective Time.

     4.10  Affiliate Agreements.  Section 4.10 of the Target Disclosure Schedule
           --------------------
sets forth the names of certain significant shareholders of Target (the Affiliates"). Target shall use its best efforts to deliver or cause to be
----------
delivered to Acquiror, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from Affiliate, an executed Affiliate Agreement in the form attached hereto as Exhibit B (each an "Affiliate
                                         ---------           ---------
Agreement").
---------

     4.11  Employment and Non-Competition Agreements.  Target shall use its best
           -----------------------------------------
efforts, to cause each of the employees listed on Section 4.11 of the Target Disclosure Schedule (the "Key Employees") to enter into an Employment and
                          -------------
Non-Competition Agreement substantially in the form attached hereto as Exhibit E
                                                                       ---------
concurrently with the execution of this Agreement.

     4.12  Board of Directors of Acquiror.  At the first meeting of the Board of
           ------------------------------
Directors of Acquiror, Acquiror will use its best efforts to (a) cause the number of members of the Board of Directors of the Company to be increased from seven (7) to eight (8), and (b) cause Michael Solomon to be elected to the vacancy so created, which vacancy will represent a Class II director of the Board of Directors of Acquiror.

     4.13  Legal Requirements.  Each of Acquiror, Merger Sub and Target will,
           ------------------
and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     4.14  Registration Statement on Form S-8.  Promptly following the Effective
           ----------------------------------
Time, but in any event within ten (10) business days thereof, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquiror Common Stock subject to Target Options assumed by Acquiror pursuant to Section 1.6(c) and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Target Options remain outstanding. The parties specifically contemplate that such Form S-8 may be either a new Form S-8 or an amendment to an existing Form S-8, at Acquiror's sole discretion.

     4.15  Expenses.  Whether or not the Merger is consummated, all costs and
           --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense. Notwithstanding the foregoing, in the event the Merger is consummated,
(a) any legal expenses incurred by Target in excess of $400,000, (b) any accounting expenses incurred by Target in excess of $100,000 and (c) any other Merger-related expenses, shall reduce the number of shares issued in the Merger (pursuant to Section 1.6), pro rata, on a dollar-for-dollar basis valuing each share of Acquiror Common Stock at the Closing Price.

     4.16  Indemnification.  From and after the Effective Time, the Surviving
           ---------------
Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Target (the "Indemnified
                                                                     -----------
Parties") in respect of acts or omissions occurring on or prior to the Effective
-------
Time to the extent provided under Target's Certificate of Incorporation, Bylaws and indemnification agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     4.17  Tax-Free Reorganization.  Neither Target, Acquiror nor Merger Sub
           -----------------------
will, either before or after consummation of the Merger, take any action which, would reasonably be expected to cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

     4.18  Listing of Additional Shares.  Prior to the Effective Time, Acquiror
           ----------------------------
shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the securities issuable pursuant to transaction contemplated by this Agreement.

     4.19  Employee Benefits.  All Target employees shall be entitled to
           -----------------
participate in all employee benefit plans and programs of Acquiror that are available to other employees of Acquiror or its subsidiaries in comparable positions, and all Acquiror employee benefit plans. In addition, Acquiror agrees that all Target employees shall be entitled to a quarterly payout of any variable compensation earned for the quarter ended March 31, 2000 under the existing Target variable compensation plan up to a maximum aggregate amount of $350,000. Such amounts shall be paid as soon as practicable following the end of the March 31, 2000 quarter.

     4.20  Restrictions on Transfer.  The parties hereto agree that the shares
           ------------------------
of Acquiror Common Stock to be issued in connection with the Merger including the shares of Acquiror Common Stock issuable upon exercise of options and warrants to be assumed by Acquiror in connection with the Merger, may not be offered, sold, subjected to a contract for sale, pledged or otherwise disposed of, directly or indirectly, prior to April 11, 2000. Target hereby consents to the application of the following legend (in addition to such other legends as may be required under Rule 145 under the Securities Act, or pursuant to an Affiliate Agreement) to certificates representing any such shares:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, THE SUBJECT OF A CONTRACT FOR SALE, PLEDGED, OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, PRIOR TO APRIL 11, 2000.

     4.21  Best Efforts and Further Assurances.  Each of the parties to this
           -----------------------------------
Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                     SECTION 5 - CONDITIONS TO THE MERGER

     5.1   Conditions to Obligations of Each Party to Effect the Merger.  The
           ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

           (a)  No Injunctions or Restraints; Illegality.  No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

           (b)  Governmental Approval. Acquiror, Target and Merger Sub and their
                ---------------------
respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

          (c)  25121 Permit.  The Fairness Hearing shall have been held by the
               ------------
Commissioner of Corporations of the State of California and a permit for the issuance of Acquiror Common Stock hereunder shall have been issued by the State of California.

          (d)  Tax Opinion.  Each of Target and Acquiror shall have received a
               -----------
written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in substance; provided, however, that
                                                        ------------------
if the counsel to either Target or Acquiror does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and the parties shall make) reasonable representations related thereto.

     5.2  Additional Conditions to Obligations of Target.  The obligations of
          ----------------------------------------------
Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b)  Certificate of Acquiror.  Target shall have been provided with a
               -----------------------
certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Acquiror and Merger Sub under this Agreement are true and complete in all material respects; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

          (c)  Legal Opinion.  Target shall have received a legal opinion from
               -------------
Acquiror's legal counsel substantially in the form of Exhibit F1 hereto.
                                                      ----------

          (d)  Escrow Agreement.  The Escrow Agent and Acquiror shall have
               ----------------
entered into the Escrow Agreement in substantially the form attached hereto as Exhibit G.
---------

          (e)  Registration Rights Agreement.  Acquiror and the holders of a
               -----------------------------
majority of the Registrable Securities under the Amended and Restated Rights Agreement dated February [...], 2000 among the Company and certain of its shareholders (the "Prior Rights Agreement")
                   ----------------------
will have amended and restated the Prior Rights Agreement in substantially the form attached hereto as Exhibit H.
                        ---------

          (f)  Listing of Additional Shares.  If required, the filing with the
               ----------------------------
Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger shall have been made.

          (g)  Shareholder Approval.  This Agreement and the Merger shall have
               --------------------
been approved and adopted by the holders of a majority of the shares of Target Common Stock and Target Preferred Stock outstanding as of the date of the Target Stockholders' Consent, each voting as a separate class.

          (h)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror, provided, however, that an adverse
                                        -----------------
change in the publicly established stock price for Acquiror Common Stock will not be deemed to be a material adverse change hereunder.

     5.3  Additional Conditions to the Obligations of Acquiror and Merger Sub.
          -------------------------------------------------------------------
The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

          (a)  Shareholder Approval.  This Agreement and the Merger shall have
               --------------------
been approved and adopted by the holders of 87.5% of the shares of Target Common Stock and Target Preferred Stock outstanding as of the date of the Target Stockholders' Consent.

          (b)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
representations and warranties of Target in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (c)  Certificate of Target.  Acquiror shall have been provided with a
               ---------------------
certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Target under this Agreement are true and complete in all material respects;

               (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects; and

               (iii) Target has received the consent or approval of those persons whose consent or approval is required for any material contract of Target but excluding those consents which are listed in Section 2.5 of the Target Disclosure Schedule.

          (d)  Third Party Consents.  Acquiror shall have been furnished with
               --------------------
evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Target, but excluding those consents which are listed in
Section 2.5 of the Target Disclosure Schedule.

          (e)  Legal Opinion.  Acquiror shall have received a legal opinion from
               -------------
Target's legal counsel, in substantially the form of Exhibit F2.
                                                     ----------

          (f)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target.

          (g)  FIRPTA Certificate. Target shall have provided Acquiror with a
               ------------------
properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, substantially in the form of Exhibit I1 attached
  ------                                                     ----------
hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3), and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit I2 attached hereto along with written
                                 ----------
authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

          (h)  Resignation of Directors.  The directors of Target in office
               ------------------------
immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective as of the Effective Time.

          (i)  Employees.  At least 90 employees of Target shall have accepted
               ---------
employment with Acquiror.

          (j)  Affiliate Agreements.  None of the Affiliates shall have breached
               --------------------
or terminated the Affiliate Agreements.

          (k)  Employment Agreements.  None of the Key Employees shall have
               ---------------------
breached or terminated the Employment Agreements.

          (l)  Escrow Agreement.  The Escrow Agent and the Stockholders'
               ----------------
Representative shall have entered into the Escrow Agreement.

          (m)  Conversion of Stock.  Each outstanding share of Target Preferred
               -------------------
Stock shall have been converted into Target Common Stock and each outstanding warrant or option to purchase Target Preferred Stock (which has not expired by its terms) shall have been converted into a warrant or option to purchase Target Common Stock.

          (n)  Financial Statements.  Acquiror shall have received audited
               --------------------
financial statements of Target as of and for the fiscal year ended December 31, 1999, certified without qualification by a certified public accounting firm of national repute (i.e., a "Big 5" accounting firm), and which are not different from the Unaudited Financial Statements in any material respect.

          (o)  Opinion of Financial Advisor.  The Board of Directors of Acquiror
               ----------------------------
shall have received a favorable opinion of Credit Suisse First Boston Corporation with respect to the fairness of the Merger to the shareholders of Acquiror.

          (p)  Termination of Registration Rights Agreements.  All outstanding
               ---------------------------------------------
agreements (other than the Rights Agreement) pursuant to which any stockholder of Target had the right to have any shares of Target Capital Stock held by it registered for resale shall have been terminated.

                SECTION 6 - TERMINATION, AMENDMENT AND WAIVER

     6.1  Termination.  At any time prior to the Effective Time, whether before
          -----------
or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

          (a)  by mutual consent of Acquiror and Target;

          (b) by either Acquiror or Target, if, without fault of Acquiror or Target, respectively, the Closing shall not have occurred on or before May 31, 2000 (or such later date as may be agreed upon in writing by the parties hereto); provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by Acquiror, if (i) Target shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten (10) business days of receipt by Target of written notice of such breach, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or
(iii) for any reason Target fails to obtain the written consent of the holders of 87.5% of the Target Common Stock and Target Preferred Stock within thirty
(30) business days of the issuance of a permit pursuant to a fairness hearing;

          (d) by Target, if Acquiror shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten days following receipt by Acquiror of written notice of such breach; or

          (e) by either Acquiror or Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote within thirty (30) business days following solicitation of stockholder consent.

     6.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, shareholders or affiliates. The Confidentiality Agreement shall survive any termination of this Agreement.

     6.3  Amendment. The boards of directors of the parties hereto may cause
          ---------
this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Common Stock or Merger Sub Common Stock.

     6.4  Extension; Waiver.  At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                    SECTION 7 - ESCROW AND INDEMNIFICATION-

     7.1  Survival of Representations and Warranties.  All representations,
          ------------------------------------------
warranties, covenants and agreements of Target in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and continue until the one (1) year anniversary of the Effective Time (the "Escrow Termination Date"), at which time, subject to Section 7.4, the
           -----------------------
representations, warranties, covenants and agreements of Target set forth in this Agreement and any liability of the holders of Target Capital Stock with respect to those representations, warranties, covenants and agreements, will terminate.

     7.2  Escrow Fund.  As soon as practicable after the Effective Time, a
          -----------
portion of the Acquiror Common Stock to be issued in the Merger shall, without any act of any stockholder of Target, be registered in the name of, and be deposited with, American Stock Transfer and Trust (or other institution selected by Acquiror) as escrow agent (the "Escrow Agent") in the Escrow Fund, and to be
                                   ------------
governed by the terms set forth herein and in the Exchange and Escrow Agreement. As soon as practicable after the Effective Time, Initial Escrow Shares (and, together with the New Shares (as defined in Section 7.5(a)), the "Escrow
                                                                  ------
Shares") shall be deposited by
------

Acquiror into the Escrow Fund. The Escrow Shares shall be allocated among the former holders of Target Capital Stock on a pro-rata basis in accordance with the number of shares of Target Capital Stock held by the former holders of Target Capital Stock immediately prior at the Effective Time. In the event that any Damages (as defined below) arise, the Escrow Fund shall be available to compensate the Indemnified Persons (defined below) pursuant to the indemnification obligations of the stockholders of the Target pursuant to
Section 7.3 and in accordance with the Escrow Agreement.

     7.3  Indemnification.
          ---------------

          (a)  Indemnified Damages. Subject to the limitations set forth in this
               -------------------
Section 7, from and after the Effective Time, the former stockholders of Target (the "Indemnifying Stockholders") shall protect, defend, indemnify and hold
      -------------------------
harmless Acquiror and the Surviving Corporation and their respective affiliates, officers, directors, employees, representatives and agents (Acquiror, Surviving Corporation and each of the foregoing persons or entities is hereinafter referred to individually as an "Indemnified Person" and collectively as
                                ------------------
"Indemnified Persons") from and against any and all losses, costs, damages,
 -------------------
liabilities, fees (including without limitation attorneys' fees) and expenses (collectively, the "Damages"), (a) that any of the Indemnified Persons incurs by
                    -------
reason of or in connection with any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of Target contained in this Agreement, including any exhibits or schedules attached hereto, and the Certificate of Merger, which becomes known to Acquiror during the Escrow Period, or (b) as a result of any expenses of Target in excess of the amounts specified in Section 4.15 hereof. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by Acquiror or the Surviving Corporation.

          (b)  Exclusive Contractual Remedy.  Acquiror, Merger Sub, the former
               ----------------------------
stockholders of Target and Target each acknowledge that Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total consideration Acquiror would have agreed to pay in connection with the Merger. The rights of the Acquiror to make claims upon the Escrow Shares in accordance with this Section 7 shall be the sole and exclusive remedy of Acquiror, the Surviving Corporation and any other Indemnified Persons after the Closing with respect to any representation, warranty, covenant or agreement made by Target under this Agreement and no former shareholder, optionholder, warrantholder, director, officer, employee or agent of Target shall have any personal liability to Acquiror, the Surviving Corporation or any other Indemnified Persons after the Closing in connection with the Merger; provided, however, that nothing herein limits any potential remedies and liabilities of Acquiror or the Surviving Corporation, with respect to any intentional or fraudulent breaches of the representations, warranties or covenants of Target made in or pursuant to this Agreement.

          (c)  Basket.  Notwithstanding the foregoing, Acquiror may not receive
               ------
any amount of the Escrow Shares from the Escrow Fund unless and until a certificate signed by an officer of Acquiror (an "Officer's Certificate")
                                                  ---------------------
identifying Damages in the aggregate amount in excess of $500,000 has been delivered to the Escrow Agent and such amount is determined pursuant to this Section 7 to be payable, in which case Acquiror shall receive Escrow Shares equal in value to the full amount of such Damages without deduction. In determining the amount of any Damages attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded.

     7.4  Escrow Period.  Subject to the following requirements, the Escrow
          -------------
Fund shall remain in existence until the Escrow Termination Date (the "Escrow
                                                                       ------
Period").  Upon the expiration of the Escrow Period, the Escrow Fund shall
------
terminate with respect to all Escrow Shares; provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Stockholders' Representative (as defined in Section 6.8 below) and the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the Escrow Termination Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the stockholders of Target all Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the stockholders of Target pursuant to this Section 7.4 and the Escrow Agreement shall be made in proportion to their respective original contributions to the Escrow Fund.

     7.5  Distributions; Voting.
          ---------------------

          (a) Any shares of Acquiror Common Stock or other equity securities issued or distributed upon a stock split or dividend, reorganization, recapitalization, merger or other transaction ("New Shares") in respect of the
                                                ----------
Escrow Shares that have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. When and if cash dividends on Escrow Shares in the Escrow Fund shall be declared and paid, they shall be immediately distributed to the beneficial owners of the Escrow Shares.

          (b) Each stockholder of Target shall have voting rights with respect to that number of Escrow Shares contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares or other voting securities are held in the Escrow Fund. As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the stockholders of Target having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such stockholders. Acquiror shall show the Acquiror Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

     7.6  Method of Asserting Claims.  All claims for indemnification by the
          --------------------------
Surviving Corporation or any other Indemnified Person pursuant to this Section 7 shall be made in accordance with the provisions of the Escrow Agreement.

     7.7  Representative of the Stockholders; Power of Attorney.  Jonathan
          -----------------------------------------------------
Feiber shall be appointed as agent and attorney-in-fact (the "Stockholders'
                                                              -------------
Representative") for the
--------------

Indemnifying Stockholders (except such stockholders, if any, as shall have perfected their appraisal rights under Delaware Law and, if applicable, California law), for and on behalf of stockholders of Target, to give and receive notices and communications on behalf of Target stockholders, to enter into and perform the Escrow Agreement, to authorize delivery to Acquiror of Escrow Shares, or other property from the Escrow Fund in satisfaction of claims by Acquiror or any other Indemnified Person, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholders' Representative for the accomplishment of the foregoing. The Stockholders' Representative shall act by vote or written action or consent of a majority of the members of the Committee.

     7.8  Adjustment to Escrow.  In the event that Acquiror pays out any amounts
          --------------------
to holders of Dissenting Shares with respect to such shares, the Escrow Shares shall be automatically reduced by the number of Escrow Shares allocable to such Dissenting Shares. Upon certification by the Acquiror to the Escrow Agent of such event, the Escrow Shares and any New Shares with respect thereto allocable to such Dissenting Shares shall be promptly returned to Acquiror.

                        SECTION 8 - GENERAL PROVISIONS

     8.1  Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

               (a)  if to Acquiror or Merger Sub, to:

                    Netcentives Inc.
                    690 Fifth Street
                    San Francisco, CA 94115
                    Attention:  John F. Longinotti
                    Facsimile No.: (415) 538-1889
                    Telephone No.: (415) 538-1888

                    with a copy to:

                    Venture Law Group
                    2800 Sand Hill Road
                    Menlo Park, CA 94025
                    Attention:  Craig W. Johnson
                    Facsimile No.: (650) 233-8386
                    Telephone No.: (650) 854-4488

               (b)  if to Target, to:

                    Post Communications, Inc.
                    1550 Bryant Street, Suite 600
                    San Francisco, CA 94103
                    Attention:  President
                    Facsimile No.: (415) 431-3007
                    Telephone No.: (415) 431-3000

                    with a copy to:

                    Gunderson Dettmer Stough Villeneuve Franklin
                    & Hachigian, LLP
                    155 Constitution Drive
                    Menlo Park, CA 94025
                    Attention: Daniel O'Connor
                    Facsimile No.: (650) 321-2400
                    Telephone No.: (650) 321-2800

     8.2  Interpretation. When a reference is made in this Agreement to Exhibits
          --------------
or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and
                                                 -------    --------
"including" when used herein shall be deemed in each case to be followed by the
 ---------
words "without limitation."  The phrase "made available" in this Agreement shall
       ------------------                --------------
mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the
                                                                         ---
date of this Agreement," "the date hereof," and terms of similar import, unless
----------------------    ---------------
the context otherwise requires, shall be deemed to refer to February 15, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.3  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     8.4  Entire Agreement; Nonassignability; Parties in Interest.  This
          -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder.

     8.5  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     8.6  Remedies Cumulative.  Except as otherwise provided herein, any and all
          -------------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.7  Governing Law. This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of San Francisco County, California.

     8.8  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.9  Amendments and Waivers.  Any term of this Agreement may be amended or
          ----------------------
waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 8.9 shall be binding upon the parties and their respective successors and assigns.



                           [Signature Page Follows]

     Target, Acquiror and Merger Sub have executed this Agreement as of the date first written above.

                              TARGET:

                              POST COMMUNICATIONS, INC.


                              By: /s/ Cheryl Vedoe
                                  -------------------------------------------

                              Name: Cheryl Vedoe
                                    -----------------------------------------
                                                    (Print)

                              Title: President and Chief Executive Officer
                                     -------------------------------------

                              Address: 1550 Bryant Street, Suite 600
                                      -------------------------------
                                       San Francisco, CA 94103
                                       -----------------------


                              ACQUIROR:

                              NETCENTIVES INC.


                              By: /s/ West Shell, III
                                  -------------------------------------------

                              Name: West Shell, III
                                   ------------------------------------------
                                                    (Print)

                              Title: Chairman and Chief Executive Officer
                                     --------------------------------------

                              Address: 690 Fifth St., San Francisco, CA 94107
                                      ----------------------------------------


                              MERGER SUB:

                              CORRESPONDENCE ACQUISITION CORPORATION


                              By: /s/ John F. Longinotti
                                  -------------------------------------------

                              Name: John F. Longinotti
                                   ------------------------------------------
                                                    (Print)

                              Title: Vice President, Chief Financial Officer
                                    -----------------------------------------
                                     and Assistant Secretary
                                     -----------------------

                              Address:  690 Fifth St., San Francisco, CA 94107
                                        --------------------------------------

                                      -2-